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EXHIBIT 10.1


                                  GYNECARE, INC

                               EMPLOYMENT AGREEMENT



     This Agreement dated as of the sooner of April 21, 1997 (the "Effective Date") or the earlier date you report for employment, is made by and between Gynecare, Inc. (the "Company") and Roseanne Hirsch ("Employee").

     1.   Duties and Scope of Employment.

          (a) Employment and Duties. Beginning on the Effective Date, the Company agrees to employ the Employee, and Employee agrees to be employed as Chief Executive Officer of the Company, with responsibilities and authority comparable to CEO's of similarly situated companies. Employee shall assume and discharge such duties as are mutually agreed upon by the Company and Employee and as are commensurate with such position. During the term of the Employee's employment with the Company, the Employee shall devote her full time, skill and attention to her duties and responsibilities, which the Employee shall perform faithfully, diligently and competently, and the Employee shall use her best efforts to further the business of the Company and its affiliated entities. Nothing in this paragraph shall prohibit Employee from serving simultaneously as a director on the board of a charitable organization or other company, provided that such service does not substantially detract from her service to the Company.

          (b) Term of Employment. Employee's employment with the Company is for no specified period and constitutes at will employment and either Employee or the Company may terminate Employee's employment with the Company at any time with or without cause.

     2. Base Compensation. The Company shall pay the Employee as compensation for her services hereunder a base salary at the annualized rate of $200,000 (the "Base Salary"). Such salary shall be paid periodically in accordance with normal Company payroll practices. Employee's Base Salary shall not be reduced during the term of her employment, except consistent with salary reductions affecting other members of senior management.

     3.   Stock Options.

          (a) Incentive Stock Options. The Company agrees to grant, at the next meeting of the Board of Directors following the Effective Date, (i) an incentive stock option entitling Employee to purchase up to 50,000 shares of Common Stock which shall be fully vested and exercisable on the date of grant and (ii) an incentive stock option entitling Employee to purchase up to 250,000 shares of Common Stock which shall vest over four years in accordance with the Company's standard form of option agreement. The exercise prices of both such options shall be the fair market value of the Company's Common Stock as determined by the Board in accordance with the Company's stock option plan on the date of grant and the term of such options shall be ten years from the date of grant. In addition, such options shall be subject to the stockholder approval of an increase in the Company's stock option pool of the 1997 annual meeting of stockholders of the Company.

          (b) Performance Based Bonus Option. The Company agrees to grant, at the next meeting of the Board of Directors following the Effective Date, an incentive stock option to purchase up to 150,000 shares of Common Stock which shall vest upon satisfaction of milestones to be mutually agreed upon by the Board and the Employee within 90 days after execution of this Agreement (provided, however, that such option shall become vested in full, if not already vested on the last business day prior to expiration of the option). The exercise price of such option shall be the fair market value of the Company's Common Stock as determined by the Board in accordance with the Company's stock option plan on the date of grant and the term of such option shall be ten years from the date of grant. In addition, such option shall be


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subject to the stockholder approval of an increase in the Company's stock option pool of the 1997 annual meeting of stockholders of the Company.

          (c) Acceleration of Vesting. The option agreement evidencing the 250,000 share option grant specified in section 3 (a)(ii) above shall provide that in the event that Employee's employment with the Company is terminated without Cause (as defined in Section 6 below) by the Company, such option shall be exercisable as of the date of such termination for the number of shares of Common Stock for which such option was vested on such date plus that number of additional shares as would have become vested under the terms of such option had Employee remained employed by the Company for a period of 12 months following the date of Employee's termination. In addition, the option agreement evidencing the 250,000 share option grant specified in
Section 3 (a)(ii) above shall provide that in the event of (i) the Company's sale of all or substantially all of its assets or (ii) the merger of the Company with or into another corporation such that the holders of the outstanding voting equity securities of the Company immediately prior to such transaction hold fewer than fifty percent (50%) of the voting equity securities of the surviving entity immediately following such transaction, such option shall become fully vested and exercisable.

     4. Employee Benefits. The employee shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company applicable to other executives of the Company, including (without limitation) retirement plans, savings or profit sharing plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, and similar plans or programs, subject, in each case, to the generally applicable terms and conditions of the applicable plan or program in question and to the determination of any committee or employee administering such plan or program. In addition, Employee shall accrue three weeks of paid vacation per year, which may be carried over from year to year if not used, in accordance with the Company's policies for other members of senior management.

     5. Expenses. The Company will pay or reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee's duties hereunder in accordance with the Company's established policies. Such reimbursement shall not be limited by the extent to which expenses may be deductible by the Company for federal income tax purposes. Employee shall furnish the Company with evidence of the incurrence of such expenses within a reasonable period of time from the date that they were incurred. The Company will pay or reimburse Employee for reasonable relocation expenses mutually agreed to by the Company and Employee, but not to exceed $25,000.

     6.   Termination.

          (a) Termination by Company. If Employee is terminated for Cause (as defined below), then Employee shall not be entitled to receive severance or other benefits. If the Company terminates Employee's employment other than for Cause, then Employee shall be entitled to receive her Base Salary for a period of 12 months from the date of such termination (the "Payment Period") (less applicable withholding taxes and such amounts, if any, owed by Employee to the Company); provided, however, the amount of Base Salary that the Employee shall be entitled to receive shall be reduced by any other employment or consulting based compensation (including any deferred cash compensation but not including stock options) that Employee receives after the date of such termination and prior to the end of Payment Period. Such amounts shall be paid periodically in accordance with the Company's normal payroll practices. The payment of any remaining Base Salary shall be the sole amount due to Employee upon such a termination and Employee shall have no other remedy from Company for termination of employment. In case of any termination of Employee's Employment, Employee shall have the right to convert her health insurance benefits to individual coverage pursuant to COBRA. Should Employee so elect, the Company shall reimburse Employee for health care coverage through the Payment Period.

          (b) Termination by Employee. If Employee voluntarily terminates her employment with the Company, then Employee shall not be entitled to receive severance benefits, except for those, if any, as may then be established and applicable under the Company's severance and benefits plan and policies existing at the time of such termination. This limitation shall not affect Employee's right to accrued vacation pay or stock option rights vested under separate agreements.

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          (c)  Definition of Cause.  For purposes of this Agreement, the term
"Cause" is defined as any one or more of the following occurrences:

              (i) Employee's continued failure to perform her duties and responsibilities in good faith and to the best of her ability for a period of 30 days after written notice thereof from the Company to the Employee; or

              (ii) Employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime which constitutes a felony in the jurisdiction involved; or

              (iii) Employee's commission of an act of fraud or misappropriation of funds, whether prior or subsequent to the date hereof, upon the Company; or

              (iv) Employee's breach of material provision of this Agreement or Employee's Confidential Information and Invention Assignment Agreement with the Company; or

              (v) Gross negligence by Employee in the scope of her services to the Company; or

              (vi) Employee's commencement of employment (as an employee or a consultant) with another employer while she is an employee of the Company (not including limited service as a board member as permitted under paragraph 1(a)); or

              (vii) Material nonconformance with the Company's standard business practices and policies generally, including but not limited to policies against racial or sexual discrimination or harassment, made known to Employee or delivered in writing to Employee.

          (d) If Employee, following Company's merger with another company or Company's sale of substantially all of its assets, is assigned a position which is not substantially comparable to her CEO position under this Agreement (in authority, responsibility and compensation), and Employee therefore decides to leave the Company, the resulting termination shall be treated as a termination by Company under paragraph 6(a) and not as a termination by Employee under paragraph 6(b). This provision shall be binding on the Company's successors and assigns.

     7.   Arbitration; Consent to Personal Jurisdiction.

          (a) Employee agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in San Francisco, California, in accordance with the California Employment Dispute Resolution Rules then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law.

          (c) The Company and Employee shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses provided that the arbitrator may award such costs and fees to the substantially prevailing party.

          (d) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION 7, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY,
CONSTRUCTION, PERFORMANCE BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER



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OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL
DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

               (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

               (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq;

               (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

     8.   General Provisions.

          (a) Entire Agreement. This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof, and supersedes all prior or contemporaneous agreements, whether written or oral. No waiver, alteration, or modification, if any, of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

          (b) Severability. If one or more of the provisions of this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

          (c)  Successors.

               (i) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

               (ii) Employee's Successors. The terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.

          (d) Conflicting Obligations. Employee represents that he has not entered into, and will not enter into, any oral or written agreement in conflict herewith.

          (e) Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          (f) Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of California.


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Employee hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (g) Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and delivered personally to the other party or sent by certified or registered mail, return receipt requested and postage prepaid at the address set forth on the signature page below.

Date:  3-30-97                    /s/ ROSEANNE HIRSCH
                                -----------------------------
                                   Roseanne Hirsch



     GYNECARE, INC.


Date:                       By:   /s/ A. GRANT HEIDRICH
                                -----------------------
                                   A. Grant Heidrich, Director of Gynecare, Inc.




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                                  EXHIBIT A

                          LIST OF PRIOR INVENTIONS
                      AND ORIGINAL WORKS OF AUTHORSHIP

     Title         Date            Identifying Number or Brief Description
--------------------------------------------------------------------------------




















 x No inventions or improvements
---

   Additional Sheets Attached
---



Signature of Employee:  /s/ ROSEANNE HIRSCH
                      ---------------------

Print Name of Employee: Roseanne Hirsch
                        ---------------

Date: 3-30-97
      -------



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